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                                                                    EXHIBIT 2(l)

                           DRINKER BIDDLE & REATH LLP
                      Philadelphia National Bank Building
                              1345 Chestnut Street
                          Philadelphia, PA  19107-3496
                           Telephone: (215) 988-2700
                              Fax: (215) 988-2757


                                April 13, 1998



Blue Chip Value Fund, Inc.
1225 Seventeenth Street
26th Floor
Denver, CO  80202


        RE:  REGISTRATION STATEMENT ON FORM N-2
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Ladies and Gentlemen:

          As counsel for Blue Chip Value Fund, Inc., a Maryland corporation (the "Company"), we have reviewed documents relating to the registration of 2,282,021 shares of Common Stock, par value of $.01 per share (the "Shares"). We have reviewed the resolutions adopted by its Board of Directors and stockholders and such other legal and factual matters as we have deemed appropriate for purposes of this opinion.

          This opinion is based exclusively on the General Corporation Law of the State of Maryland and the federal law of the United States of America.

          Based upon the foregoing, we are of the opinion that the Shares will be, when issued for payment as described in the Company's prospectus, validly issued, fully paid and non-assessable by the Company.

          We note that W. Bruce McConnel, III, a partner of this firm, is the Secretary of the Company.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the Company's registration statement relating to the Shares. However, this action does not constitute a consent under Section 7 of the Securities Act of 1933, because we have not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                 Very truly yours,


                                 /s/ Drinker Biddle & Reath LLP
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                                 DRINKER BIDDLE & REATH LLP